SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

Commission File Number: 333-131599

HIPSO MULTIMEDIA, INC.

(Name of Registrant in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	22-3914075 (I.R.S. Employer Identification No.)
550 Chemin du Golf, Suite 202, Ile des Soeurs, Quebec, Canada (Address of Principal Executive Offices)	H3E 1A8 (Zip Code)
514-380-5353 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Hipso Multimedia, Inc. (the "Company") issued a press release, dated July 29, 2009 entitled-"Hipso Multimedia, Inc.’s (HPSO) subsidiary, Valtech Communications, responds to Slovak Telecom Office tender; adds two Slovak partners to its team."

The press release is in its entirety below:

Hipso Multimedia, Inc.’s (HPSO) subsidiary, Valtech Communications, responds to Slovak Telecom Office tender; adds two Slovak partners to its team.

ILE DES SOEURS, QUEBEC-July 28, 2009-Hipso Multimedia, Inc. (OTC BB:HPSO) announces that its wholly owned subsidiary, Valtech Communications, Inc., which offers “triple play” services (telephone, television and Internet), has submitted a proposal in response to a DVBT (Digital Video Broadcast Terrestrial) network technology tender from the Slovak Telecom Office for the installation and operations of telecommunications services throughout Slovakia. Valtech’s response was contained in a 350 page technical and service document. The winner of the tender will be granted an exclusive renewable twenty-year operating license. Rene Arbic, President of Hipso and Valtech, personally negotiated the tender submission in Bratislava, the capital of Slovakia. The Slovak tender was announced in Hipso’s press release dated June 9, 2009. However, at that time, Valtech was contemplating submitting a response but had not yet done so.

AZD (Automatizácia železničnej dopravy, a.s.) and ZSR (Zeleznice Slovenskej Republiky) have joined the Valtech team in its response to the Slovak tender. AZD brings a long and vast experience in the installation and maintenance of electronic equipment throughout Slovakia.  AZD will supply the manpower to install the equipment for the telecommunications network. AZD has offices strategically located in all major cities in Slovakia. ZSR is the Slovak national railroad company which owns an extensive fiber optic network along its rail beds.

A requirement of the license is to cover at least 90% of the 1.7 million Slovak households by December 31, 2012.

Rene Arbic, President of Hipso and Valtech, stated: “Responding to the tender was a serious endeavour for Valtech and its technical staff. Adding AZD and ZSR as participants further strengthens our world-class team which also includes LM Ericsson Telephone Company and Harris Corporation.”

Hipso Multimedia, Inc. is dedicated to combining cutting edge technology and service in the triple play telecommunications industry. It intends to become a major force in the IPTV (Internet Protocol Television Broadcasting) arena as well in DVBT (Digital Video Broadcast Terrestrial) network technology. The number of households around the world subscribing to IPTV services offered by telecom carriers will reach 48.8 million in 2010 according to Gartner, Inc. a telecommunications consultancy. More than sixty countries have announced their conversion to DVB-T national networks, which is the DVB European-based consortium standard for the broadcast transmission of digital terrestrial television (without satellite). This system transmits compressed digital audio, video and other data in a free to air mode (directly to the television without charge) to all television sets in a given country.

All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond the Company's control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIPSO MULTIMEDIA, INC.

Dated: July 29, 2009

By:

/s/ Rene Arbic

Name:   Rene Arbic

President